Exhibit 99.2

LIBERTY MEDIA CORPORATION TO PRESENT AT THE MORGAN STANLEY TECHNOLOGY, MEDIA, AND TELECOM CONFERENCE

Englewood, Colo, Feb 21 - Liberty Media Corporation (Nasdaq: LMCA, LMCB) announced that Chris Shean, Senior Vice President and CFO of Liberty Media, will be presenting at the Morgan Stanley Technology, Media, and Telecom Conference on Tuesday, February 28th at 2:10 p.m., Pacific Time at the Palace Hotel in San Francisco, CA.  During his presentation, Mr. Shean may make observations regarding the company’s financial performance and outlook.

The presentation will be broadcast live via the Internet.  All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast.  An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation

Liberty Media (Nasdaq: LMCA, LMCB) owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Starz, LLC, SiriusXM, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

Contact:

Courtnee Ulrich

720-875-5420